SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report – December 17, 2007

MTI Technology Corporation

(Exact name of Registrant as specified in its Charter)

Delaware	0-23418	95-3601802
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15641 Red Hill, Suite 200

Tustin, California 92780

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 251-1101 (310)563-2355

Not Applicable

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On October 15, 2007, MTI Technology Corporation (the “Company”) filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Central District of California, Santa Ana Division (the “Bankruptcy Court”), Case No. SA 07-13347-ES (the “Chapter 11 Case”). By letter to the Securities and Exchange Commission (the “Commission”) dated November 19, 2007, the Company requested modification of its reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), pursuant to the Securities Exchange Act Release No. 9660 (June 30, 1972) and the Commission’s Staff Legal Bulletin No. 2 (April 15, 1997) (the “No-Action Request Letter”). Pursuant to the No-Action Request Letter, the Company requested that the Commission allow it, while its Chapter 11 Case was pending, to file under cover of Form 8-K copies of the monthly financial reports that are required to be filed with the Bankruptcy Court pursuant to Bankruptcy Rule 2015 and the rules thereunder in lieu of continuing to file quarterly and annual reports under Section 13(a) of the Exchange Act.

On December 11, 2007, the Company formally withdrew its No-Action Request. Nonetheless, the Company files herewith its monthly operating report, for the period ended November 3, 2007, filed with the Office of the United States Trustee on December 5, 2007 (the “Report”). A copy of the Report is attached as Exhibit 99.1 and is incorporated herein by reference.

THE REPORT CONTAINS FINANCIAL STATEMENTS AND OTHER FINANCIAL INFORMATION THAT HAVE NOT BEEN AUDITED OR REVIEWED BY INDEPENDENT ACCOUNTANTS, IS NOT PRESENTED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, AND MAY BE SUBJECT TO FUTURE RECONCILIATION AND ADJUSTMENTS.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Monthly Operating Report for the Period Ended November 3, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BELL INDUSTRIES, INC.

Date: December 17, 2007	By:	/s/ Scott J. Poteracki
	Name:	Scott J. Poteracki
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Monthly Operating Report for the Period Ended November 3, 2007